Exhibit 99.1
[LETTERHEAD OF PILTZ, WILLIAMS, LAROSA & COMPANY]
August 9, 2006
Audit Committee of the Board of Directors
Peoples Financial Corporation
152 Lameuse St.
Biloxi, MS 39530
On April 26, 2006, we indicated to you that due to the resignation from our firm of John L. Kenna, CPA, and Director in Charge of the Peoples Financial Corporation audit, we intended to withdraw as auditors as soon as replacement accountants could be obtained. The withdrawal was due entirely to this change in our staffing. It is our understanding that you have selected a firm as new independent auditor, therefore we are hereby notifying you of our withdrawal as auditors for Peoples Financial Corporation, effective this date.

Sincerely, Piltz, Williams, LaRosa & Company
/s/ Stephen P. Theobald, CPA
Stephen P. Theobald, CPA, CVA
Managing Director